SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2007

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Pollasky Avenue, Clovis, California	93612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)  Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2007, the Executive and Directors’ Resources Committee (Compensation Committee) of the Board of Directors of Central Valley Community Bancorp recommended to the Board of Directors (Board) and the Board approved the grant of options to all the directors and senior managers listed below.  The grant date of the options was April 23, 2007 and the options were granted at the fair market value on the grant date of $14.69 per share and will vest 20% per year over a five-year period.  The options granted will expire ten years from the date of grant.  Each recipient of an option grant will enter into a nonstatutory option agreement or incentive stock option agreement, as the case may be, in the form identified in the exhibits to this filing.

	Options granted
	Nonstatutory	Incentive Stock Options
Daniel N. Cunningham, Chairman of the Board	5,000
Sidney B. Cox, Director	5,000
Edwin S. Darden, Jr., Director	5,000
Daniel J. Doyle, Director, President and CEO	—	5,000
Steven D. McDonald, Director	5,000
Louis McMurray, Director	5,000
Wanda L. Rogers, Director	5,000
William Smittcamp, Director	5,000
Joseph B. Weirick, Director	5,000
Gary Quisenberry, Senior Vice President and Commercial Business Banking		2,500
Thomas L. Sommer, Senior Vice President, Credit Administrator		2,500
Shirley Wilburn, Senior Vice President Consumer and Retail Banking		2,500
David A. Kinross, Senior Vice President and Chief Financial Officer		2,500

Item 9.01  (d) EXHIBITS

99.1                          Form of agreement CENTRAL VALLEY COMMUNITY BANCORP INCENTIVE STOCK OPTION AGREEMENT

99.2                          Form of agreement CENTRAL VALLEY COMMUNITY BANCORP NONSTATUTORY STOCK OPTION AGREEMENT

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: April 24, 2007	By:	/s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: President and Chief Executive Officer (principal executive officer)